Exhibit No. 10.1

STRICTLY CONFIDENTIAL

December 12, 2022

Alchemist Energy, LLC
Attn: Billy Hannes
511 E. John Carpenter Fwy, Suite 300
Irving, Texas 75062

Re:    Assignment of Leasehold Interests
    Loving and Ward Counties, Texas – Atlanta Unit Wells

Mr. Hannes:

Per the terms of this letter agreement (this “Agreement”), Alchemist Energy LeaseCo, LP (“Seller”) agrees to sell, and Barnwell Texas, LLC (“Buyer”), agrees to buy, the following (such assets, less and except the Excluded Assets, collectively the “Assets”):

1.THE ASSETS.

a.22.31618% (the “Assigned Interest”) of Seller’s interest in the oil and gas leases set forth on Exhibit A-1 (the “Leases”) acquired pursuant to that certain term assignment dated effective October 4, 2022 between Seller and Callon (Permian) LLC, a memorandum of which is recorded at Instrument No. 2022-2317 in Loving County, Texas and at Instrument No. 2022-4087 in Ward County, Texas (the “Term Assignment”);

b.All contracts capable of being assigned, including, without limitation, those set forth on Exhibit A-2 to the extent of the Assigned Interest in the Leases conveyed herein, including, but not limited to, any applicable agreements pooling agreements applicable to the Assigned Interest in the Leases;

c.Seller’s unitization, pooling and communization agreements, declarations, orders, and the units created, properties, warranties or interests relating to, or necessary in connection with, the ownership and operation of the Leases, including, without limitation, to the extent of the Assigned Interest, any easements, rights-of-way or other similar rights; and

d.Copies of the files, records, and data related to the Leases, whether physically or electronically stored, including, but not limited to, copies of all land, lease, well and production files and other related agreements, and title records (including abstracts of title, title opinions, ownership reports, and title curative documents) that Seller has in its possession (the “Records”).

2.EXCLUDED ASSETS. Seller hereby excepts from this Agreement (i) any right, title and interest that Seller may have in and to the Leases that was acquired other than through the Term Assignment, including, without limitation, any non-consent interest acquired by virtue of that certain joint operating agreement dated June 9, 2011 covering the Leases (the “JOA”); (ii) all right, title and interest in the wellbore for the Atlanta #2H Well API # 42475358270000, and (iii) any right, title and interest that Seller may have in the existing wells drilled upon and presently producing from the Assets (“Existing Wells”) as of December 1, 2022, along with the equipment and appurtenances and all present and future production from said wells, together with the right to sell such production under existing gas purchase contracts applicable thereto shall be specifically excluded from this Agreement (and corresponding Assignment) and shall belong to Seller (the
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“Excluded Assets”). The Parties agree that as of the date of this Agreement, Seller or its affiliate has acquired a non-consent interest in the Atlanta 73 Unit #72H well and that such interest is expressly excluded from this Agreement and the Assignment (defined below).

3.PURCHASE PRICE. The purchase price (the “Purchase Price”) for the Assets shall be $805,651.15, which Buyer shall pay to Seller by wire transfer of immediately available funds upon execution of this Agreement.

4.EFFECTIVE DATE. The effective date of the transaction contemplated by this Agreement shall be December 1, 2022 (the “Effective Date”); provided that Buyer shall be responsible for its share of the costs incurred prior to the Effective Date so long as such costs are directly related to the Wells (defined below) and set forth in the AFEs (defined below).

5.FORM OF ASSIGNMENT. The Assets will be conveyed from Seller to Buyer by an assignment in substantially the same form as that Assignment and Bill of Sale attached hereto as Exhibit B (the “Assignment”).

6.CLOSING. Buyer and Seller shall consummate the transaction contemplated by this Agreement simultaneously with the execution of this Agreement (the “Closing”). At Closing, Buyer shall deliver the Purchase Price to Seller and the Pre-Payment (as defined below) to Alchemist Energy, LLC, and Seller shall deliver to Buyer an executed Assignment.

7.PRE-PAYMENT. From and after Closing, Buyer’s ownership of the Assets shall be subject to the terms of the JOA. Pursuant to this Agreement and Article VI.B.1 the JOA, Buyer elects to participate in the Atlanta 73-72H well API # 42-301-36133 and Atlanta 73-73H well API # 42-301-36134 (each, a “Well” and collectively, the “Wells”). The authorization for expenditure (“AFE”) for each Well is set forth on Exhibit C. Pursuant to Section 6, but subject to the JOA, Buyer shall pay its share of the estimated costs to drill, complete and equip the Wells (as set forth in each AFE) at Closing, such amount being $4,293,162.03 (the “Pre-Payment”). From and after Closing, Buyer will own a 15.38677% working interest in the Wells.

8.SELLER REPRESENTATIONS AND WARRANTIES. Seller makes the following representations and warranties to Buyer, as of the date of execution of this Agreement and as of Closing:

a.Seller is duly organized, validly existing and in good standing under the laws of its state of formation and is fully qualified to do business in said state and the party executing this Agreement and subsequent Assignment has the requisite authority to bind the organization;

b.Seller has all requisite power and authority to carry on its business as presently conducted;

c.Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever;

d.There are no bankruptcy proceedings pending, being contemplated by or threatened against Seller;

e.There is no active, pending, or, to Seller’s knowledge, threatened legal proceeding against Seller, its affiliates, or any of the Assets that (i) relate to or may affect any of the Assets or Seller’s ownership or operation thereof, or (ii) seek to prohibit the transactions contemplated by this Agreement;

f.To Seller’s knowledge, Exhibit C sets forth a complete list of all AFE’s and/or well elections relating to the Assets which have been received, or proposed, by Seller;

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g.To Seller’s knowledge, the Assets are not subject to any agreements containing a minimum volume commitment or similar obligation;

h.The Assets are free and clear of all liens, encumbrances, and tax liabilities created by, through or under Seller;

i.Seller has made, or prior to Closing will make, all contracts and Records affecting the Assets in its possession available to Buyer;

j.To Seller’s knowledge, Seller has complied in all material respects with the provisions and requirements of applicable laws in connection with its ownership and operation of the Assets;

k.Seller warrants and agrees to defend title to the Assets free and clear of all liens and encumbrances created by, through or under Seller, but not otherwise

l.To Seller’s knowledge, Seller has properly and timely elected under all well elections, and Seller has not elected, or been deemed to have elected, to go consent on any wells located on the Assets;

m.To Seller’s knowledge, there are no preferential rights to purchase or consents to assignment to which the Assets are subject;

n.To Seller’s knowledge, (i) all taxes relating or applicable to Seller’s acquisition, ownership or operation of the Assets that are or have become due have been timely paid in full, and Seller is not delinquent in the payment of any such taxes and (ii) none of the Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code if 1986, as amended from time to time; and

o.Except as provided in the Term Assignment, to Seller’s knowledge, no Assets are subject to any area of mutual interest agreement, most favored nation provision, back-in after payout, back-in working interest, obligation to carry drilling completion or other costs on behalf of Seller or a third party, or any farmout agreement, farmin agreement or similar agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date.

9.BUYER REPRESENTATIONS AND WARRANTIES. Buyer makes the following representations and warranties to Seller, as of the date of execution of this Agreement and as of Closing:

a.Buyer is duly organized, validly existing and in good standing under the laws of its state of formation and is fully qualified to do business in said state and the party executing this Agreement and subsequent Assignment has the requisite authority to bind the organization;

b.Buyer has all requisite power and authority to carry on its business as presently conducted;

c.Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever; and

d.There are no bankruptcy proceedings pending, being contemplated by or threatened against Buyer.

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10.INDEMNIFICATION.

a.Buyer’s Assumption of Liabilities and Obligations. FROM AND AFTER CLOSING, BUYER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, DEMANDS, JUDGMENTS, SUITS AND CLAIMS OF ANY KIND OR CHARACTER RELATED TO THE ASSETS (“CLAIMS”) (TO THE EXTENT ASSIGNED TO BUYER AT CLOSING) THAT ACCRUE ON OR AFTER THE EFFECTIVE DATE (THE “ASSUMED OBLIGATIONS”). FOR THE SAKE OF CLARITY AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT WILL THE ASSUMED OBLIGATIONS INCLUDE ANY COSTS OR EXPENSES PAID OR INCURRED BY SELLER IN THE ORDINARY COURSE FOR LEASING OR ACQUIRING THE ASSETS, OR OTHER SIMILAR ACTIVITIES OR EXPENSES. THE INDEMNITY OBLIGATIONS OF THIS SECTION SHALL BE WITHOUT REGARD TO THE NEGLIGENCE, IN ANY DEGREE, OF THE INDEMNIFIED PARTY. IN NO EVENT, HOWEVER, WILL THE ASSUMED OBLIGATIONS INCLUDE ANY MATTER FOR WHICH SELLER IS OBLIGATED TO INDEMNIFY BUYER PURSUANT TO THIS AGREEMENT.

b.Seller’s Retained Liabilities and Obligations. FROM AND AFTER CLOSING, SELLER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF ANY KIND OR CHARACTER RELATED TO THE (I) THE ASSETS (TO THE EXTENT ASSIGNED TO BUYER AT CLOSING) PRIOR TO THE EFFECTIVE DATE; (II) THE EXCLUDED ASSETS; AND (III) ANY TAXES RELATED TO THE ASSETS TO THE EXTENT ACCURED PRIOR TO THE CLOSING. THE INDEMNITY OBLIGATIONS OF THIS SECTION SHALL BE WITHOUT REGARD TO THE NEGLIGENCE, IN ANY DEGREE, OF THE INDEMNIFIED PARTY.

c.Indemnities of Each Party. Each Party assumes all risk, liability, obligation and losses in connection with, and shall defend, indemnify, and save and hold harmless, the other Party, as well as, its officers, directors, agents, representatives, employees and affiliated companies that arise directly or indirectly from or in connection with (i) any breach by a Party of any of its covenants or agreements under this Agreement, and (ii) any breach by a Party of any of its representatives or warranties under this Agreement.

11.MISCELLANEOUS.

a.Party. Buyer and Seller may be referred to herein each as a “Party” and collectively, the “Parties”.

b.Assignability. Buyer’s rights and obligations under this Agreement may not be assigned, subleased, farmed out or encumbered in whole or in part without obtaining Seller’s consent; provided that, after completion of the Wells consent shall not be required. Subject to the foregoing, this Agreement will extend to, inure to the benefit of and be binding upon the Parties and each of their successors and permitted assigns.

c.Exhibits and Schedules. All of the Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel has received a complete set of Exhibits and Schedules prior to and as of the execution of this Agreement.

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d.Preparation of Agreement. Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

e.Further Cooperation. After Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement.

f.Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties against whom enforcement is sought.

g.Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Seller or Buyer or their respective officers, employees, agents or representatives and no failure by Seller or Buyer to exercise any of its rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

h.Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the laws of another jurisdiction.

i.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

j.Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

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Please sign this letter, the Settlement Statement, and the Assignment (two copies).

Regards,

Barnwell Texas, LLC

By Alexander C. Kinzler
CEO and President, Managing Member

Agreed to and accepted this ______ day of December, 2022.

Alchemist Energy LeaseCo, LP

By:    ___________________________

Name:    ___________________________

Title: ___________________________

Date: ___________________________

Email: ___________________________

Phone: ___________________________

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EXHIBIT A-1
THE LEASES

Agreement: Paid-Up Oil and Gas Lease
Date: May 21, 2019
Original Lessor: Carrizo (Permian) Minerals LLC
Original Lessee: Carrizo (Permian) LLC
Recording Information: Ward County, Texas - Document # 2019-4482; Loving County, Texas – Instrument Number 2019-2510
Lands and Depths Covered: Insofar and only insofar as the lease covers the following lands and depths:

County	Unit/Name	Legal Description of Lands	Depths Covered
Loving	Atlanta 73	H&TC RR CO BLK 33 SEC 73	Limited to rights from the subsurface interval of 7,860 feet (top of the Bone Spring Lime Formation) down to 11,550 feet (600 feet below the top of the Wolfcamp Formation) appearing on the Schlumberger Density/Neutron log for the Vermejo 58-1 Well (API 42-301-31248) logged on February 7, 2006, Loving County, Texas
Ward	Atlanta 73	H&TC RR CO BLK 33 SEC 73	Limited to rights from the subsurface interval of 7,860 feet (top of the Bone Spring Lime Formation) down to 11,550 feet (600 feet below the top of the Wolfcamp Formation) appearing on the Schlumberger Density/Neutron log for the Vermejo 58-1 Well (API 42-301-31248) logged on February 7, 2006, Loving County, Texas

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EXHIBIT A-2
CONTRACTS

1.Joint Operating Agreement dated June 9, 2011 between Devon Energy Production Company, L.P., as Operator, and Energen Resources Corporation, as Non-Operator.

2.That certain Transfer of ORRI Leases and Certain Obligations Under Side Letter Agreement dated July 20, 2021 by and between Callon (Permian) LLC, Callon (Eagle Ford) LLC, and Callon Petroleum Operating Company, (collectively, “Callon”) and Chambers Minerals, LLC (“Kimmeridge”).

3.Enterprise Connection Agreement dated December 1, 2011 by and between Devon Energy Production Company, LP and Enterprise Crude Pipeline, LLC.

4.Enterprise Trucking Agreement dated March 6, 2018, by and between Devon Energy Production Company, LP and Enterprise Crude Oil LLC.

5.Water Gathering and Disposal Agreement dated November 1, 2022, by and between Riptide Midstream, LLC and Alchemist Energy, LLC.

6.Gas Purchase Contract, as amended, dated June 1, 2012 by and between ETC Texas Pipeline, Ltd.(“ETC”) as successor in interest by merger to ETC Field Services LLC formerly Regency Field Services LLC, successor-in-interest to Southern Union Gas Services, Ltd., Callon (Permian) LLC, (“Callon”) as successor in interest to Devon Energy Production Company, L.P.

7. Atlanta 73 Unit – Pooling Agreement – State of Texas, Ammonite Oil & Gas Corporation, and Devon Energy Production Company, L.P., dated January 1, 2012 (M-114771 – GLO Unit No. 5477).

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EXHIBIT B
FORM OF ASSIGNMENT AND BILL OF SALE

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ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS                        §
                                §
COUNTIES OF LOVING AND WARD            §

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”) dated December 1, 2022, but to be effective as of the Effective Time (defined below), is made and executed by and between Alchemist Energy LeaseCo, LP (“Assignor”), and Barnwell Texas, LLC (“Assignee”).
Article 1
ASSIGNMENT AND CONVEYANCE
Section 1.aAssignment. Assignor, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, does hereby, as of the Effective Time, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER, subject to the terms hereof and any and all exceptions and reservations by Assignor herein, unto Assignee, its successors and assigns the following (and excluding the Excluded Assets) (the “Assets”):
22.31618% (the “Assigned Interest”) of Assignor’s interest in the oil and gas leases set forth on Exhibit A-1 (the “Leases”) acquired pursuant to that certain term assignment dated effective October 4, 2022 between Assignor and Callon (Permian) LLC, a memorandum of which is recorded in Instrument No. 2022-2317 in Loving County, Texas and Instrument No. 2022-4087 in Ward County, Texas (the “Term Assignment”);
All contracts capable of being assigned, including, without limitation, those set forth on Exhibit A-2 to the extent of the Assigned Interest in the Leases conveyed herein, including, but not limited to, any applicable agreements pooling agreements applicable to the Assigned Interest in the Leases;
Assignor’s unitization, pooling and communization agreements, declarations, orders, and the units created, properties, warranties or interests relating to, or necessary in connection with, the ownership and operation of the Leases, including, without limitation, to the extent of the Assigned Interest, any easements, rights-of-way or other similar rights; and
Copies of the files, records, and data related to the Leases, whether physically or electronically stored, including, but not limited to, copies of all land, lease, well and production files and other related agreements, and title records (including abstracts of title, title opinions, ownership reports, and title curative documents) that Assignor has in its possession (the “Records”).
    TO HAVE AND TO HOLD said rights, privileges and Assets unto Assignee and its successors and assigns.

WARRANTY
    Section 2.1    SPECIAL WARRANTY. Assignor agrees to warrant and defend title to the Leases and Wells (subject to any reservations, limitations or depth restrictions described on Exhibit A-1, if any) unto Assignee against every person whomsoever claims the same or any part thereof by, through or under Assignor, but not otherwise.

RESERVATION
Excluded Assets. Notwithstanding anything herein to the contrary, the Assets shall not include, and Assignor does not intend to assign, any interest in the Excluded Assets (as hereinafter defined). Assignor reserve unto itself, its successors and assigns, all Excluded Assets. As used herein, “Excluded Assets” means (i) any right, title and interest that Assignor may have in and to the Leases that was acquired other than through the Term Assignment, including, without limitation, any non-consent interest acquired by virtue of that certain joint operating agreement dated June 9, 2011 covering the Leases (the “JOA”); (ii) all right, title and interest in the wellbore for the Atlanta #2H Well API # 42475358270000, and (iii) any right, title and interest that Assignor may have in the existing wells drilled upon and presently producing from the Assets (“Existing Wells”) as of December 1, 2022, along with the equipment and appurtenances and all present and future production from said wells, together with the right to sell such production under existing gas
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purchase contracts applicable thereto shall be specifically excluded from this Assignment and shall belong to Assignor.
Article 2
MISCELLANEOUS PROVISIONS

Section 1.aFurther Assurances. Assignor agrees to execute and deliver to Assignee, from time to time, all such other and additional documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the rights and interests conveyed to Assignee hereby or intended so to be.
Section 1.bOther Forms. Separate governmental form assignments of the assigned Assets may be executed on officially approved forms by Assignor and Assignee, in sufficient counterparts to satisfy statutory and regulatory requirements. Those assignments shall be deemed to contain all of the terms hereof. The interests conveyed by such separate assignments are the same, and not in addition to, the assigned Assets conveyed herein.
Section 1.cExhibits. All Exhibits that are referred to herein are hereby made part of this Assignment and incorporated herein by such reference. References in such Exhibits to instruments on file in the public records are notice of such instruments for all purposes. Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the counties in which the assigned Assets are located.
Section 1.dGoverning Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.
Section 1.eCounterparts. This Assignment may be executed in several counterparts, all of which are identical except that, to facilitate recordation, certain counterparts hereof may include only that portion of the exhibits which contain descriptions of the properties located in (or otherwise subject to the recording or filing requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of the exhibits shall be included in such counterparts by reference only. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment containing the entire exhibits have been retained by Assignor and Assignee.
Section 1.fSuccessors and Assigns. This Assignment shall be a covenant that runs with the land and all provisions hereof shall be binding on and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
Section 1.gCaptions. The headings in this Assignment are for the convenience of reference only and shall not be deemed to alter or affect any provision hereof. References in this Assignment to articles, sections and exhibits are to articles, sections and exhibits of this Assignment unless otherwise specified.
Section 1.hSeverability. If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof such provision shall be fully severable; this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised apart hereof, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment.
Section 1.iPurchase and Sale Agreement. This Assignment is being executed pursuant to and is made subject to the terms of that certain Letter Agreement re: Assignment of Leasehold Interests dated effective December 1, 2022, by and between Assignor and Assignee (the “Letter Agreement”). If there is any conflict between the terms of this Assignment and the terms of the Letter Agreement, the Letter Agreement shall control in all respects and shall not merge into the terms of this Assignment. Any capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Letter Agreement.
Section 1.jEffective Time. This Assignment is effective as of December 1, 2022 at 7:00 AM, (Central Time) (the “Effective Time”).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Assignment has been executed and delivered by each party hereto on the date of its acknowledgement, but for all purposes hereunder effective as of the Effective Time.

ASSIGNOR

ALCHEMIST ENERGY LEASECO, LP
BY: ALCHEMIST ENERGY LEASECO GP, LLC,
ITS GENERAL PARTNER

By:
Name:
Title:

ACKNOWLEDGEMENT
STATE OF TEXAS    §
    §
COUNTY OF DALLAS _________________________    §

    This instrument was acknowledged before me on              , 2022, by             ,                 of ALCHEMIST ENERGY LEASECO, LP on behalf of said entity.

    _______________________________________    Notary Public, State of Texas
    My commission expires:    __________________

[Signature Page(s) to Assignment and Bill of Sale]
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IN WITNESS WHEREOF, this Assignment has been executed and delivered by each party hereto on the date of its acknowledgement, but for all purposes hereunder effective as of the Effective Time.

ASSIGNEE

BARNWELL TEXAS, LLC

By:
Name:
Title:

ACKNOWLEDGEMENT
STATE OF HAWAII    §
    §
COUNTY OF _________________________    §

    On              , 2022, before me appeared _______________, to me personally known, who, being by me duly sworn (or affirmed), did say that the person is the _______________________ of BARNWELL TEXAS, LLC, and that the instrument was signed on behalf of the limited liability company, and said person acknowledged the instrument to be the free act and deed of the limited liability company.

    _______________________________________    Notary Public, State of Texas
    My commission expires:    __________________

[Signature Page(s) to Assignment and Bill of Sale]
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EXHIBIT A-1

THE LEASES
Agreement: Paid-Up Oil and Gas Lease
Date: May 21, 2019
Original Lessor: Carrizo (Permian) Minerals LLC
Original Lessee: Carrizo (Permian) LLC
Recording Information: Ward County, Texas - Document # 2019-4482; Loving County, Texas – Instrument Number 2019-2510
Lands and Depths Covered: Insofar and only insofar as the lease covers the following lands and depths:

County	Unit/Name	Legal Description of Lands	Depths Covered
Loving	Atlanta 73	H&TC RR CO BLK 33 SEC 73	Limited to rights from the subsurface interval of 7,860 feet (top of the Bone Spring Lime Formation) down to 11,550 feet (600 feet below the top of the Wolfcamp Formation) appearing on the Schlumberger Density/Neutron log for the Vermejo 58-1 Well (API 42-301-31248) logged on February 7, 2006, Loving County, Texas
Ward	Atlanta 73	H&TC RR CO BLK 33 SEC 73	Limited to rights from the subsurface interval of 7,860 feet (top of the Bone Spring Lime Formation) down to 11,550 feet (600 feet below the top of the Wolfcamp Formation) appearing on the Schlumberger Density/Neutron log for the Vermejo 58-1 Well (API 42-301-31248) logged on February 7, 2006, Loving County, Texas

[Exhibit A to Assignment and Bill of Sale]
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EXHIBIT A-2

THE CONTRACTS
1.Joint Operating Agreement dated June 9, 2011 between Devon Energy Production Company, L.P., as Operator, and Energen Resources Corporation, as Non-Operator.

2.That certain Transfer of ORRI Leases and Certain Obligations Under Side Letter Agreement dated July 20, 2021 by and between Callon (Permian) LLC, Callon (Eagle Ford) LLC, and Callon Petroleum Operating Company, (collectively, “Callon”) and Chambers Minerals, LLC (“Kimmeridge”).

3.Enterprise Connection Agreement dated December 1, 2011 by and between Devon Energy Production Company, LP and Enterprise Crude Pipeline, LLC.

4.Enterprise Trucking Agreement dated March 6, 2018, by and between Devon Energy Production Company, LP and Enterprise Crude Oil LLC.

5.Water Gathering and Disposal Agreement dated November 1, 2022, by and between Riptide Midstream, LLC and Alchemist Energy, LLC.

6.Gas Purchase Contract, as amended, dated June 1, 2012 by and between ETC Texas Pipeline, Ltd.(“ETC”) as successor in interest by merger to ETC Field Services LLC formerly Regency Field Services LLC, successor-in-interest to Southern Union Gas Services, Ltd., Callon (Permian) LLC, (“Callon”) as successor in interest to Devon Energy Production Company, L.P.

7. Atlanta 73 Unit – Pooling Agreement – State of Texas, Ammonite Oil & Gas Corporation, and Devon Energy Production Company, L.P., dated January 1, 2012 (M-114771 – GLO Unit No. 5477).

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EXHIBIT C
OUTSTANDING AFE’S

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[Exhibit A to Assignment and Bill of Sale]
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